EXHIBIT 10.3

                                    AGREEMENT

      THIS AGREEMENT is made and entered into as of the 22nd day of June 2001, by and between TTR Technologies, Inc., a Delaware corporation (hereafter "TTR" or the "Company") and Ripp Entertainment Group Inc. (hereafter the "Consultant").

                               W I T N E S S E T H

      WHEREAS, the Company is in the business developing and marketing various software products and components;

      WHEREAS, Consultant has represented to the Company that it has experience and expertise in promoting and marketing various services and products, including, without limitation, products and services of the type that the Company and/or its strategic partners desire to promote;

      WHEREAS, the Company desires to retain the services of the Consultant as herein provided and the Consultant is willing to provide such services, all on the conditions and other terms set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, the sufficiency of which is hereby acknowledged, it is hereby agreed:

1. Services. Consultant acknowledges and agrees that the Company and Macrovision Corporation ("Macrovision") have jointly developed the anti-copying product marketed by Macrovision under the brand name "SafeAudio" and that the Company has previously granted to Macrovision exclusive marketing rights with respect to SafeAudio and related products and services. Accordingly, Consultant acknowledges that its retention hereunder is subject to the express agreement and consent of Macrovision. Subject to the Effectiveness Condition (as defined below) and the written consent of Macrovision, Consultant is hereby retained by the Company for the purpose of ensuring the commercial success of the Products and Services (hereinafter, the "Services"). This Agreement shall become effective upon (and is subject to) the execution by Consultant and Macrovision of the SafeAudio Consulting Agreement and the procurement by Consultant of Macrovision's written consent to enter into this agreement which consent may be incorporated within the SafeAudio Consulting Agreement.

      The term "Effectiveness Condition" means and refers to the delivery by Consultant to the Company of a copy of the SafeAudio Consulting Agreement executed by an authorized signatory on behalf of Macrovision and by Consultant. The term "SafeAudio Consulting Agreement" means and refers to a legally valid written agreement between Consultant and Macrovision whereby Consultant is retained by Macrovision for a term ending no sooner than January 31, 2002 for the purpose of marketing and promoting SafeAudio and related products and services. Consultant acknowledges and agrees that the execution and effectiveness of the SafeAudio Consulting Agreement and Macrovision's consent to this Agreement are conditions precedent to the effectiveness of this Agreement. The term "Products and Services" shall mean and refer to the subject matter of the SafeAudio Consulting Agreement.

      The Consultant undertakes to work as much as is reasonably necessary or desirable to dutifully provide the Services hereunder.

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2. Compensation For services rendered hereunder, and in full and final payment thereof, the Company will issue to Consultant, upon (and subject to) the satisfaction of the Effectiveness Condition, warrants (hereinafter, the "Initial Options") to purchase, at $6.00 per share, 100,000 shares of the Company's Common Stock, par value $0.001 (the "Common Stock"). Additionally, upon the execution of a Use Agreement (as defined below), if any, on or before December 31, 2001, the Company will issue to Consultant warrants (hereinafter, the "Additional Options") to purchase 20,000 shares of the Company's Common Stock, at the then Per Share Exercise Price. In the event that one Use Agreement is executed on or before December 31, 2001 as provided above, then, upon the execution of each additional Use Agreement, if any, on or before March 31, 2002, the Company will issue to Consultant Additional Options to purchase 20,000 shares of the Company's Common Stock. The Initial Options and each of the Additional Options shall be exercisable until the third anniversary following their respective issuance. The Initial Options and upon their issuance, if any, the Additional Options, will be evidenced by a standard warrant instruments that will be issued by the Company.

      Upon the execution of each Use Agreement as herein provided, the Additional Options then issuable hereunder shall be issued on the first Sunday following the execution of such Use Agreement, at an exercise Price equal to the then prevailing Per Share Exercise Price. The Initial Options and the Additional Options shall be issued from the Company 2000 Equity Incentive Plan pursuant to options agreements to be forwarded to the Consultant at the time of issuance and such options will be subject to all terms and conditions thereof. In no event shall Consultant have rights under this Agreement to the issuance of Additional Options to purchase, in the aggregate, in excess of 100,000 shares of the Company's Common Stock.

      The term "Use Agreement" means and refers to a legally valid written agreement for the use or license by a Major Record Label of the product SafeAudio for the purpose of protecting, on a commercial basis, a minimum of 5 million compact discs. The terms Major Record Label means and refers to each of
(i) EMI Music Group, (ii) BMG Entertainment, (iii) Universal Music Group, (iv) Sony Music and (v) Warner Music Group. The terms Per Share Exercise Price means and refers to, with respect to the execution of each Use Agreement, the average of the closing price of a share of the Company's Common Stock, as quoted on the Nasdaq National Market, for the ten (10) trading day period preceding the execution by all parties thereto of such Use Agreement.

      (b) Limitation on Exercise. Notwithstanding anything to the contrary contained herein, Consultant agrees that it will not sell, transfer or otherwise dispose of the Initial Options, or any shares of Common Stock issuable upon exercise thereof, until the earlier of (i) the execution of the first Use Agreement or (ii) February 1, 2002.

3. Loan & Security

      Within three business days following the Effectiveness Condition and subject to the approval of the Company's board of directors, the Company shall advance to Consultant, as a loan for the purposes of initiating the provision of the Services hereunder, the principal amount of $130,000 (the "Loan"), at a per annum interest rate of 8%. The principal amount of the Loan, as well as the accrued interest shall be repayable by the first anniversary of the making of the Loan. The Loan shall be evidenced by a negotiable promissory note executed on behalf of the Company.

      The principal amount of the Loan, accrued interest thereon and related costs shall be secured by a pledge of any shares of Common Stock held by Consultant as well as by any shares of Common Stock issuable upon exercise of the Initial and the Additional Options (collectively,

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the "Options") and any other TTR options or warrants currently held by
Consultant. Upon the Effectiveness Condition, the Consultant shall execute in favor of the Company a security agreement reflecting the terms hereof and shall pledge to the Company the shares of the Company's Common Stock in the Consultant's possession, evidenced by the transfer to the Company of stock certificates representing such shares together with executed stock power instruments, as well as any shares of the Company's Common Stock issuable upon exercise of the Options or any other option or warrant. In order to effectuate the pledge and security herein, the Consultant will execute and deliver to the Company blank stock powers (as well as option exercise notices) relating to the shares of Common Stock issuable upon the exercise of the Options and any other option or warrant, duly executed by Consultant, and authorizes the Company to hold any stock certificate issued in respect of such shares (upon the exercise of such option of warrant) until Consultant's repayment obligations hereunder are satisfied in full.

      Consultant acknowledges and agrees that the any stock certificates issued upon exercise of the Options or any other option or warrant may contain a legend thereon reflecting that the shares represented thereby are subject to such pledge and security. Additionally, the Consultant agrees that such legend may be placed on any stock certificates in its possession representing shares of the Company's Common Stock.

      Consultant agrees to cooperate with the Company to undertake any other measure deemed necessary or desirable in order to effectuate the terms of this pledge.

4. Representations of Consultant Respecting the Securities.

      4.1 General Restriction on Transfer. Except for transfers otherwise permitted by this Agreement or applicable law, Consultant agrees that it will not transfer any of the Securities.

      4.2 Not for Resale. Consultant represents that the Options acquired hereunder, as well as the shares of Common Stock issuable upon the exercise of such Options (hereinafter the "Securities") are being acquired for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Consultant agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each a "Transfer") any of the Securities unless such Transfer complies with the provisions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act"), or (ii) counsel for Consultant shall have furnished the Company with an opinion, reasonably acceptable to the Company, that no such registration is required because of the availability of an exemption under the Securities Act.

      4.3 Certain Permitted Transfers. Notwithstanding the general prohibition on Transfers contained herein, the Company acknowledges and agrees that any Transfer in a private transaction which does not include a public distribution is permitted and need not require an opinion of counsel, provided, that prior to such Transfer, the transferee shall deliver to the Company a valid written undertaking to be bound by the terms of this Agreement.

5. Term and Termination

      Upon its effectiveness as herein provided, this Agreement shall continue in full force and effect until the earlier of (i) January 31, 2002 and (ii) the termination or expiration of the SafeAudio Consulting Agreement

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6. Proprietary Information;

      6.1 The term "Information" means any and all confidential and proprietary information including but not limited to the existence of and terms and conditions relating to this Agreement, any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Consultant prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Consultant or similar agreements by other Company consultants or employees (c) shall have been received by the Consultant from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Consultant.

      6.2 The Consultant agrees to hold in trust and confidence all Information disclosed to it and further confirms that it did exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

      6.3 The Consultant acknowledges and agrees that the Information furnished by the Company to it is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

7. General Provisions

      7.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representatives.

      7.2 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Consultant relating to the subject thereof.

      7.3 If any term or provision of this Agreement shall be declared invalid, illegal or unenforceable, then such term or provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such term or provision and if such term or provision shall be unenforceable, such term or provision shall be severed and all remaining terms and provisions shall be unaffected and shall continue in full force and effect.

      7.4 This Agreement is personal to the Consultant and the Consultant shall not assign or delegate his rights or duties hereunder to any third party, whether in contract, equity or by operation of law, without the Company's prior written consent.

      7.5 Consultant acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company

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by or to any contract or otherwise. Consultant is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

      7.6 This Agreement shall be interpreted, construed and governed in accordance with the law of the State of New York.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TTR Technologies, Inc.              Ripp Entertainment Group Inc.


/s/ Marc D. Tokayer                 /s/ Artie Ripp
---------------------               ---------------------------
Name: Marc D. Tokayer               Name: Artie Ripp
Title: CEO                          Title: President